Exhibit 99.1

Contacts:
Ronald J. Carlson, Acting President and CEO
858-875-2005
James Burgess, EVP and Chief Financial Officer
858-875-2008

NEWS RELEASE

1st Pacific Bancorp Reports Second Quarter 2008 Results

Adds $3.6 Million to Loan Loss Reserves, Remains Well Capitalized

SAN DIEGO, CA —July 28, 2008 — 1st Pacific Bancorp (NASDAQ: FPBN), the holding company for 1st Pacific Bank of California, today reported a net loss for the second quarter ended June 30, 2008 of $1.7 million, or $0.34 per diluted share, compared to net income of $447,200, or $0.09 per diluted share, for the first quarter of 2008, and net income of $664,439, or $0.16 per diluted share, for the second quarter of 2007.  The loss was the result of adding $3.6 million to the allowance for loan losses.

The $3.6 million addition to the loan loss reserve was in large part due to identifying two loans totaling $4.9 million to one borrower, both of which are now in default. Before establishing the amount of the provision for loan losses, a review of the entire loan portfolio was conducted to determine the adequacy of the reserve.  “We are satisfied based on this review that the bank is properly reserved at this time,” said Acting President and CEO Ron Carlson.

1st Pacific Bank remains “well capitalized” by regulatory standards with a Total Risk-Based capital ratio of 10.98% and a Tier 1 Risk-Based capital ratio of 8.53%.  To be considered “well capitalized” a bank must have over 10% Total Risk-Based capital and 6% Tier 1 Risk-Based capital.

Compared to the prior quarter, total assets increased $30 million or 7.1% to $452 million.  Asset growth was centered in loans, which increased $34 million or 10.0% over the prior quarter to $377 million at June 30, 2008.

“The Bank has a diversified deposit base provided by our eight branches and maintains significant liquidity sources through its FHLB membership, correspondent bank lines of credit, and access to the brokered deposit market,” commented Jim Burgess, Chief Financial Officer.  “These liquidity facilities have proven to be valuable resources in the past and provide strength to our liquidity position given the current market environment.”

Asset Quality

Nonperforming assets were $11.6 million, or 2.57% of total assets, at June 30, 2008, compared with $4.3 million, or 1.01% of total assets, at the end of the preceding quarter and $4.7 million, or 1.51% of total assets at the end of June 2007.  Nonperforming assets at the end of June 2008 included balances of approximately $1.0 million guaranteed by the U.S. Small Business Administration (SBA).

“Asset quality is a very important focus for us,” said Carlson.  “Our team is working closely with customers to assure that we all weather this challenging economic cycle with as few problems as possible.  The Bank was not involved in sub-prime real estate lending, which has plagued the economy for months,” he added.  “However, the entire economy and the entire banking industry have been negatively impacted by the downturn that resulted.”

The allowance for loan losses at June 30, 2008, totals $7.8 million, or 2.08% of total loans, compared with an allowance of $4.5 million, or 1.31% of total loans, at March 31, 2008.  The allowance for loan losses totaled $3.4 million, or 1.21% of total loans at June 30, 2007.

Review of Operations

1st Pacific’s net interest margin was 4.32% for the second quarter of 2008, compared with 4.60% for the previous quarter, and 4.80% for the second quarter of 2007.  For the first six months of the year, the net interest margin was 4.45% compared with 4.87% for the first six months of 2007.  The cost of funding earning assets decreased 49 basis points while asset yields decreased 77 basis points compared with the preceding quarter.

“Despite an increase in average earning assets during the quarter, we continue to experience a declining net interest margin, as the full impact of the Federal Reserve’s rate cuts earlier this year are realized,” said Burgess.  “In addition, non-accruing loans reduced the margin by approximately 19 basis points in this year’s second quarter.”

About 1st Pacific Bancorp

1st Pacific Bancorp is the holding company for 1st Pacific Bank of California, San Diego’s leading local business bank.  The bank has been named a “Premier Performing Bank” for the past three calendar years by Findley Reports and has a Four Star-Rating of “Excellent” from BauerFinancial, Inc, an independent rating service, based on March 31, 2008 results.

The bank offers a full complement of business products and services to meet the financial needs of professional firms, small- to mid-sized businesses, their owners and the people who work there.  1st Pacific Bank has a total of eight banking offices located in San Diego County: in the University Towne Center area, the Tri-Cities area of Oceanside, Mission Valley, the Inland North County, El Cajon, La Jolla Village, Solana Beach and downtown San Diego.  For additional information, visit the company’s website at www.1stpacbank.com.

Safe Harbor Statement. This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices; levies and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by 1st Pacific Bancorp with the Securities and Exchange Commission.  1st Pacific Bancorp undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

1st Pacific Bancorp

Second Quarter 2008 Results

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	Jun 30, 2008	Jun 30, 2007	Jun 30, 2008	Jun 30, 2007
INTEREST INCOME
Loans, including fees	$6,347,085	$6,187,879	$13,057,801	$12,257,704
Investment securities	573,834	144,061	937,003	276,573
Federal funds sold	53,614	237,155	198,715	482,466
Total interest income	6,974,533	6,569,095	14,193,519	13,016,743

INTEREST EXPENSE
Deposits	2,034,076	2,382,268	4,540,670	4,797,317
Subordinated debt and other borrowings	470,595	419,089	761,110	714,197
Total interest expense	2,504,671	2,801,357	5,301,780	5,511,514

Net Interest Income	4,469,862	3,767,738	8,891,739	7,505,229

Provision for Loan Losses	3,550,000	74,000	3,550,000	151,000

Net interest income after provision for loan losses	919,862	3,693,738	5,341,739	7,354,229

NON INTEREST INCOME
Service charges, fees and other income	265,903	95,911	497,492	218,013
Brokered loan fees and gains on loan sales	60,950	80,493	60,950	128,283
Total non interest income	326,853	176,404	558,442	346,296

NON INTEREST EXPENSE
Salaries and benefits	2,443,546	1,584,469	4,720,202	3,214,234
Occupancy and equipment	760,530	401,672	1,507,501	801,845
Other expense	936,238	752,348	1,798,361	1,416,676
Total non interest expense	4,140,314	2,738,489	8,026,064	5,432,755

Income (loss) before income tax expense	(2,893,599)	1,131,653	(2,125,883)	2,267,770

Income tax expense (benefit)	(1,187,600)	467,214	(867,100)	930,898

Net Income (Loss)	$(1,705,999)	$664,439	$(1,258,783)	$1,336,872

Basic earnings (loss) per share	$(0.34)	$0.17	$(0.25)	$0.34
Diluted earnings (loss) per share	$(0.34)	$0.16	$(0.25)	$0.32
Average shares outstanding	4,947,763	3,899,132	4,947,435	3,894,808
Average diluted shares outstanding	5,076,791	4,233,262	5,109,015	4,231,001

				Annual %
	Jun 30, 2008	Dec 31, 2007	Jun 30, 2007	Change
ASSETS
Cash and due from banks	$8,522,149	$6,397,189	$6,085,134	40.0%
Federal funds sold	7,605,000	11,160,000	10,140,000	-25.0%
Total cash and cash equilvalents	16,127,149	17,557,189	16,225,134	-0.6%

Investment securities available for sale	35,856,520	23,746,429	8,416,971	326.0%
FRB, FHLB and other equity stock, at cost	5,574,650	3,184,200	2,612,300	113.4%

Construction & Land	125,809,008	125,661,143	105,574,792	19.2%
Residential & Comm’l RE	153,096,474	120,530,541	98,790,861	55.0%
SBA 7a & 504 Loans	12,834,832	15,880,428	14,060,974	-8.7%
Commercial Loans	74,238,526	77,581,769	57,804,497	28.4%
Other Consumer	10,539,086	10,164,841	6,018,046	75.1%
Total loans and leases	376,517,926	349,818,722	282,249,170	33.4%
Allowance for Loan Losses	(7,818,471)	(4,516,625)	(3,402,102)	129.8%
Total loans and leases, net	368,699,455	345,302,097	278,847,068	32.2%

Premises and Equipment, net	3,873,502	4,094,785	1,938,323	99.8%
Goodwill and Other Intangible Assets	11,815,393	11,906,536	0	n/a
Accrued Interest and Other Assets	10,247,757	8,856,089	4,089,445	150.6%

Total Assets	$452,194,426	$414,647,325	$312,129,241	44.9%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$68,747,742	$73,366,761	$51,716,519	32.9%
Interest bearing checking	14,121,446	16,344,597	14,403,979	-2.0%
Savings and Money Market	115,044,339	98,639,209	84,847,163	35.6%
Time Deposits	146,437,993	157,011,040	122,182,245	19.9%
Total Deposits	344,351,520	345,361,607	273,149,906	26.1%

Subordinated Debentures	10,155,000	10,155,000	10,155,000	0.0%
Other borrowed money	50,000,000	10,000,000	0	n/a
Accrued interest and other liabilities	4,001,547	4,156,771	1,350,491	196.3%
Total liabilities	408,508,067	369,673,378	284,655,397	43.5%

Shareholders’ Equity:
Common stock and additional paid-in capital	37,549,472	37,378,697	20,918,348	79.5%
Retained Earnings	6,390,257	7,649,040	6,520,730	-2.0%
Accumulated other comprehensive income(loss)	(253,370)	(53,790)	34,766	-828.8%
Total shareholders’ equity	43,686,359	44,973,947	27,473,844	59.0%

Total liabilities and shareholders’ equity	$452,194,426	$414,647,325	$312,129,241	44.9%

	Quarterly					6 Months Year-To-Date
	2008	2008	2007	2007	2007
(dollars in thousands except per share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2008	2007

EARNINGS
Net interest income	$4,470	4,422	4,703	5,032	3,768	8,892	7,505
Provision for loan losses	$3,550	0	150	37	74	3,550	151
NonInterest income	$327	232	186	178	176	558	346
NonInterest expense	$4,140	3,886	3,970	3,999	2,738	8,026	5,433
Net income (loss)	$(1,706)	447	443	685	664	(1,259)	1,337
Basic earnings (loss) per share	$(0.34)	0.09	0.09	0.14	0.17	(0.25)	0.34
Diluted earnings (loss) per share	$(0.34)	0.09	0.09	0.13	0.16	(0.25)	0.32
Average shares outstanding	4,947,763	4,947,106	4,920,795	4,910,354	3,899,132	4,947,435	3,894,808
Average diluted shares outstanding	5,076,791	5,125,317	5,163,053	5,212,129	4,233,262	5,109,015	4,231,001

PERFORMANCE RATIOS
Return on average assets	-1.55%	0.44%	0.42%	0.66%	0.83%	-0.59%	0.85%
Return on average common equity	-14.88%	3.94%	3.91%	6.20%	9.84%	-5.52%	10.10%
Net interest margin	4.32%	4.60%	4.71%	5.03%	4.80%	4.45%	4.87%
Efficiency ratio	86.32%	83.50%	81.20%	76.76%	69.43%	84.93%	69.19%

CAPITAL
Tangible equity to assets	7.24%	8.18%	8.21%	7.88%	8.80%	7.24%	8.80%
Tangible book value per share	$6.44	6.78	6.69	6.56	7.04	6.44	7.04

ASSET QUALITY
Net loan charge-offs (recoveries)	$223	25	98	(0)	(0)	248	(0)
Allowance for loan losses	$7,818	4,492	4,517	4,465	3,402	7,818	3,402
Allowance for losses to total loans	2.08%	1.31%	1.29%	1.28%	1.21%	2.08%	1.21%
Nonperforming loans	$11,640	4,255	5,554	6,336	4,724	11,640	4,724
Other real estate owned	$0	0	0	0	0	0	0
Nonperforming assets to total assets	2.57%	1.01%	1.34%	1.50%	1.51%	2.57%	1.51%

END OF PERIOD BALANCES
Total Loans	$376,518	342,239	349,819	350,128	282,249	376,518	282,249
Total assets	$452,194	422,276	414,647	421,184	312,129	452,194	312,129
Deposits	$344,352	322,677	345,362	352,158	273,150	344,352	273,150
Shareholders’ equity	$43,686	45,414	44,974	44,302	27,474	43,686	27,474
Full-time equivalent employees	106	109	107	101	77	106	77

AVERAGE BALANCES
Total Loans	$364,791	341,070	345,918	352,384	285,352	352,931	281,381
Earning Assets	$415,197	385,470	396,221	397,059	314,564	400,334	310,912
Total assets	$442,380	411,966	423,198	412,800	321,626	427,173	318,344
Deposits	$334,770	338,375	352,717	354,492	264,022	336,573	265,064
Shareholders’ equity	$45,989	45,489	44,905	43,840	27,090	45,739	26,705

Note: Transmitted on PrimeNewswire on July 28, at 1:05 p.m. Pacific Daylight Time.